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Exhibit 5.1

Consent of Independent Registered Chartered Accountants

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our reports dated May 8, 2013, relating to the consolidated financial statements of DragonWave Inc. and subsidiaries ("DragonWave"), and the effectiveness of DragonWave's internal control over financial reporting, appearing in the Annual Report on Form 40-F of DragonWave for the years ended February 28, 2013 and February 29, 2012, and to the reference to us under the heading "Experts" in the Preliminary Short Form Base Shelf Prospectus of DragonWave, which is part of this Registration Statement.

/s/ Ernst & Young LLP

Ottawa, Canada
August 16, 2013

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  Exhibit 5.1
Consent of Independent Registered Chartered Accountants